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Exhibit 23.1




                        Consent of Independent Auditors


The Board of Directors and Stockholders
StorMedia Incorporated:


We consent to incorporation by reference in the registration statement (No. 33-95230) of Form S-8 of StorMedia Incorporated of our report dated January 20, 1997, relating to the consolidated balance sheets of StorMedia Incorporated and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of operations, equity and cash flows for the years ended December 31, 1996 and 1995, and for the period from May 20, 1994 through December 31, 1994, and the accompanying statements of operations, equity and cash flows for the period from January 1, 1994 through May 19, 1994 of the thin film division (the Predecessor) of Nashua Corporation, and the related schedule, which report appears in the December 31, 1996, annual report on Form 10-K of StorMedia Incorporated.



                                             KPMG Peat Marwick LLP


Palo Alto, California
March 25, 1997